EXHIBIT 32

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     Each of the undersigned, the Chief Executive Officer and Chief Financial Officer of QLogic Corporation (the “Company”), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

     (1) the Annual Report on Form 10-K of the Company for the year ended April 3, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ H.K. DESAI

H.K. Desai
Chief Executive Officer

/s/ ANTHONY J. MASSETTI

Anthony J. Massetti
Chief Financial Officer
Dated: June 9, 2005

     The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, except to the extent that the Company specifically incorporates it by reference and regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.